                                                                    EXHIBIT 99.3


                                    FORM OF
                         NOTICE OF GUARANTEED DELIVERY

                                WITH RESPECT TO
           PASS THROUGH CERTIFICATES, SERIES 1995-A1 THROUGH 1995-A6
                              OF MOBIL CORPORATION


          Registered Certificateholders of outstanding Pass Through Certificates, Series 1995-A1 through 1995-A6 (the "Old Certificates") who wish to tender their Old Certificates in exchange for a like principal amount of Pass Through Certificates, Series 1995-B1 through 1995-B6 (the "New Certificates"), which have been registered under the Securities Act of 1933, as amended, and, in each case, whose Old Certificates are not immediately available or who cannot deliver their Old Certificates and a Letter of Transmittal (and any other documents required by the Letter of Transmittal) to First Security Bank of Utah, National Asssocation (the "Exchange Agent") prior to the Expiration Date, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight delivery) or mail to the Exchange Agent. See "The Exchange Offer -- Procedures for Tendering" in the Prospectus. Capitalized terms not defined herein have the meanings ascribed to them in the Prospectus or the Letter of Transmittal.

        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON ____________, 1996, UNLESS EXTENDED (THE "EXPIRATION DATE").

                 The Exchange Agent for the Exchange Offer is:

             First Security Bank of Utah, National Asssocation

By Mail, Overnight Courier or By Hand:                   By Facsimile
First Security Bank of Utah, National Asssocation        (For Eligible
79 South Main Street                                   Institutions Only)
Salt Lake City, Utah  84111                               801-246-5053

Attention:  Brett R. King                            Confirm by Telephone:
                                                          801-246-5630

          DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION VIA FACSIMILE, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE VALID DELIVERY.

          This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

          The undersigned hereby tenders, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Old Certificates set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus and in Instruction 2 of the Letter of Transmittal.

          The undersigned hereby tenders the Old Certificates listed below:

CERTIFICATE NUMBER(S) (IF       AGGREGATE PRINCIPAL        AGGREGATE PRINCIPAL
KNOWN) OF OLD                   AMOUNT REPRESENTED         AMOUNT TENDERED
CERTIFICATES OR ACCOUNT
NUMBER AT DTC

________________________        ______________________     _____________________

________________________        ______________________     _____________________

________________________        ______________________     _____________________

________________________        ______________________     _____________________



                           PLEASE SIGN AND COMPLETE

Signatures of Registered Certificateholder(s)

or

Authorized Signature:______________________________

___________________________________________________

Address:___________________________________________

___________________________________________________

Area Code and Telephone No.________________________

Name(s) of Registered Certificateholder(s):________

___________________________________________________

___________________________________________________

___________________________________________________

Date:____________________,1996

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

          This Notice of Guaranteed Delivery must be signed by the Certificateholder(s) exactly as their name(s) appear(s) on the Old Certificates or on a security position listing as the owner of Old Certificates, or by person(s) authorized to become certificateholder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

                     PLEASE PRINT NAME(S) AND ADDRESS(ES)
Name(s):________________________________________________________________________

Capacity:_______________________________________________________________________

Address(es):____________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________


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

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

          The undersigned, a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or is a commercial bank or trust company having an office, branch, agency or correspondent in the United States guarantees deposit with the Exchange Agent of the Letter of Transmittal (or facsimile thereof), together with the Old Certificates tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Old Certificates into the Exchange Agents account at
DTC) and any other required documents, all by 5:00 p.m., New York City time, on the third New York Stock Exchange trading day following the Expiration Date.


Name of Firm:_______________________         _______________________________
                                                  Authorized Signature
Address:____________________________         Name:__________________________

____________________________________         Title:_________________________

Area Code and
Telephone No.:______________________         Date:____________________, 1996

DO NOT SEND OLD CERTIFICATES WITH THIS FORM, ACTUAL SURRENDER OF OLD CERTIFICATES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, AN EXECUTED LETTER OF TRANSMITTAL.

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

                INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY


          1.   Delivery of this Notice of Guaranteed Delivery.  A properly
               ----------------------------------------------
completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and sole risk of the Certificateholder, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly issued, is recommended. This Notice of Guaranteed Delivery should not be delivered to Mobil or MGB. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see Instruction 2 of the Letter of Transmittal.

          2.   Signatures on this Notice of Guaranteed Delivery.  If this Notice
               ------------------------------------------------
of Guaranteed Delivery is signed by the registered Certificateholder(s) of the Old Certificates referred to herein, the signatures must correspond with the name(s) written on the face of the Old Certificates without alteration, enlargement, or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant of DTC whose name appears on a security position listing as the owner of Old Certificates the signature must correspond with the name shown on the security position listing as the owner of the Old Certificates.

          If this Notice of Guaranteed Delivery is signed by a person other than the registered Certificateholder(s) of any Old Certificates or a participant of DTC, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered certificateholder(s) appear(s) on the Old Certificates or signed as the name of the participant shown on DTC's security position listing.

          If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit with the Letter of Transmittal evidence satisfactory to Mobil and MGB of such person's authority to so act.

          3.   Requests for Assistance or Additional Copies.  Questions and
               --------------------------------------------
requests for assistance and requests for additional copies of the Prospectus may be directed to the Exchange Agent at the address specified in the Prospectus. Certificateholders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.

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